SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       October 20, 2005
                                                --------------------------------

Commission       Registrant, State of Incorporation,       I.R.S. Employer
File Number      Address and Telephone Number              Identification No.

001-11229        Mississippi Power Company                 64-0205820
                 (A Mississippi Corporation)
                 2992 West Beach
                 Gulfport, Mississippi 39501
                 (228) 864-1211

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.      Entry Into a Material Definitive Agreement.


         On October 20, 2005, Mississippi Power Company ("Mississippi Power") entered into a Credit Agreement dated as of October 20, 2005 by and among Mississippi Power and the Lenders (as defined therein) (the "Agreement"). The Agreement is an unsecured $225,000,000 three-year revolving credit agreement. Mississippi Power borrowed $10,000,000 under the Agreement on October 20, 2005 and $40,000,000 under the Agreement on October 24, 2005. The Agreement is available for the general corporate purposes of Mississippi Power (including, without limitation, to provide liquidity support for commercial paper issued by Mississippi Power and for expenditures related to Hurricane Katrina). The Agreement expires on October 20, 2008.
         The Agreement includes representations and warranties, covenants and events of default, including a requirement that Mississippi Power maintain the ratio of Indebtedness (as defined in the Agreement) to Capitalization (as defined in the Agreement) at .65 to 1.0 or less. The Agreement also includes limitations on liens, consolidations, mergers and sale of all or substantially all of Mississippi Power's assets. Loans under the Agreement bear interest at
(i) the Adjusted Eurodollar Rate (as defined in the Agreement) or (ii) the Base Rate (as defined in the Agreement). Amounts outstanding under the Agreement may be accelerated and become due and payable upon an event of default and expiration of any applicable cure periods. Events of default include: (i) nonpayment of obligations under the applicable Agreement, (ii) failure to perform any covenant or agreement in the applicable Agreement, (iii) material misrepresentations, (iv) failure to pay, or certain other defaults under, certain other indebtedness, (v) certain bankruptcy or insolvency events, (vi)

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material unpaid judgments, (vii) a change of control and (viii) customary ERISA defaults.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.


         The information set forth above under Item 1.01 is incorporated herein by reference.


Item 9.01.      Financial Statements and Exhibits.


          (d)  Exhibits.

               10.1 Credit Agreement, dated as of October 20, 2005, by and among
                    Mississippi Power Company and the Lenders named therein.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 26, 2005                     MISSISSIPPI POWER COMPANY



                                            By      /s/Wayne Boston
                                              ----------------------------------
                                                      Wayne Boston
                                                   Assistant Secretary